As filed with the Securities and Exchange Commission on February 12, 2003
                                                       Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         Alpha Technologies Group, Inc.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                          76-0079338
           -------------------------------        ----------------
           (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)

          11990 San Vicente Boulevard, Suite 350, Los Angeles, CA 90049
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)


                   Amended and Restated 1994 Stock Option Plan
                    ----------------------------------------
                            (Full title of the plan)

                             Robert W. Forman, Esq.
                   Shapiro Mitchell Forman Allen & Miller LLP
                               380 Madison Avenue
                            New York, New York 10017
        ----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 972-4900
                            ------------------------
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
Title of                                             maximum           maximum          Amount
securities                                           offering          aggregate        of
to be                      Amount to be              price per         offering         registration
registered                 registered(1)             share(2)          price            fee

Common Stock,              325,000                   $0.95             $308,750.00      $29.00
$.03 par
value
----------------------------------------------------------------------------------------------------------------
(1)      This Registration Statement also covers such additional shares of Common Stock as may be issuable upon exercise of options granted or to be granted under the Alpha Technologies Group, Inc. Amended and
Restated 1994 Stock Option Plan as a result of the anti-dilution provisions thereof.

(2)      The prices stated are estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  The aggregate offering price and amount of the fee are computed based upon the last sale price of the Common Stock of the Registrant on the National
Association of Securities Dealers Automated Quotation System on February 10, 2003.
----------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 27, 2002, filed pursuant to Section 13 of the Securities and Exchange Act of 1934.

(b) The description of Common Stock of the Registrant contained under the caption "Description of Common Stock" in the Registrant's Registration Statement on Form 33-2979 which became effective May 7, 1986.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Limitation of Liability. Section 145 of the Delaware General Corporation Law (the "DGCL") and the Company's By-Laws provide for indemnification of the Company's By-Laws, directors and officers and certain other persons. Under Section 145 of the DGCL and the Company's By-Laws, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or because such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company.

         Pursuant to the DGCL, the Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and which authorize the Company to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. Generally, a director will be liable for monetary damages only for a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, but not for negligence or gross negligence in satisfying the duty of care. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties, independent legal counsel, or the stockholders determines that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful; and his or her expenses may be advanced by the Company if the director undertakes to reimburse them if it is ultimately determined that he or she was not entitled to indemnification.

         Indemnification Agreements. The Company has entered into an indemnification agreement with each of its officers and directors. The agreements provide that in the event any such executive officer or director, is or becomes a party or a witness or other participant in any threatened, pending or completed action, suit or proceeding (an "Action") relating to the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify such person to the fullest extent permitted by the DGCL. In addition, the agreement provides that all reasonable expenses (including legal fees) incurred by any such person shall be paid by the Company in advance of the final disposition of any Action.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.     EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

EXHIBIT           DESCRIPTION
NO.

3.1    Certificate of Incorporation of the Company, as amended
3.2    By-laws of the Company
5 Opinion of Shapiro Mitchell Forman Allen & Miller LLP with respect to the legality of the securities being registered.
10.9   1994 Stock Option Plan as Amended and Restated
23.1   Independent Auditor's Consent of Deloitte & Touche LLP
23.2   Independent Auditor's Consent of Grant Thornton LLP
23.3   Consent of Shapiro Mitchell Forman Allen & Miller LLP
24     Power of Attorney

ITEM 9.     UNDERTAKINGS.

(a)  Rule 415 offering.

         The Undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on February 12, 2003.

                     ALPHA TECHNOLOGIES GROUP, INC.



                     By: /S/ LAWRENCE BUTLER
                        --------------------------------------------------------
                        Lawrence Butler, Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Alpha Technologies Group, Inc. hereby constitutes and appoints Lawrence Butler and James Polakiewicz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                           TITLE                              DATE

 /S/ LAWRENCE BUTLER                        Chairman, Chief Executive             February 12, 2003
--------------------------------------      Officer, and Director
     Lawrence Butler

 /S/ JAMES POLAKIEWICZ                      Chief Financial Officer               February 12, 2003
-----------------------------------         (Principal Financial and
     James Polakiewicz                      Accounting Officer)


 /S/  MARSHALL D. BUTLER                    Director                              February 12, 2003
-------------------------------------
     Marshall D. Butler

 /S/ RICHARD E. GORMLEY                     Director                              February 12, 2003
----------------------------------
     Richard E. Gormley

 /S/ DONALD K. GRIERSON                     Director                              February 12, 2003
-----------------------------------
     Donald K. Grierson

 /S/  FREDERIC A. HEIM                      Director                              February 12, 2003
-------------------------------------
     Frederic A. Heim

 /S/  ROBERT C. STREITER                    Director                              February 12, 2003
---------------------------------------
     Robert C. Streiter

EXHIBIT INDEX


Exhibit

  No.             Description
-------           ------------
3.1    Certificate of Incorporation of the Company, as amended (1) (2) (3)
3.2    By-laws of the Company (4)
5 Opinion of Shapiro Mitchell Forman Allen & Miller LLP with respect to the legality of the securities being registered.*
10.9   1994 Stock Option Plan as Amended and Restated (5)
23.1   Independent Auditor's Consent of Deloitte & Touche LLP*
23.2   Independent Auditor's Consent of Grant Thornton LLP*
23.3   Consent of Shapiro Mitchell Forman Allen & Miller LLP (contained in
       Exhibit 5)*
24     Power of Attorney (see signature page)

--------------------------------
*        Filed herewith.

(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-17359).

(3) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended October 29, 2000, filed on January 29, 2001.

(4) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended October 29, 2000 filed on January 29, 2001.

(5) Incorporated herein by reference from the Registrant's Definitive Proxy Statement for its 2002 Annual Meeting of Stockholders, dated March 18, 2002.